                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (herein "Agreement") is made on the 24th day of February, 1997 by and between DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership, FLEET VENTURE RESOURCES, INC., a Rhode Island corporation, FLEET EQUITY PARTNERS VI, L.P., a Delaware limited partnership, KENNEDY PLAZA PARTNERS, a Rhode Island general partnership, DOBSON TELEPHONE COMPANY, INC., an Oklahoma corporation, and RUSSELL L. DOBSON, an individual, all of the Shareholders of Dobson Communications Corporation (herein "Shareholders"), DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation, (herein "Dobson Communications"), and DOBSON HOLDINGS CORPORATION, an Oklahoma corporation (herein "Dobson Holdings").

                             PLAN OF REORGANIZATION

      Under its current organization, Dobson Communications functions as the parent company of multiple subsidiary operations which conduct various business operations. The current organizational structure is set out as Exhibit "A" to this Agreement.

     In addition, Dobson Telephone Company, Inc. (herein "Dobson Telephone"), a subsidiary of Dobson Communications, owns non-voting common stock in Dobson Communications.

     In order to carry on its expanding business operations in an efficient manner and to enhance its financing opportunities, the Shareholders of Dobson Communications agree to this Plan of Reorganization set forth herein.

     Dobson Holdings is a new corporation which has been formed under the Oklahoma General Corporation Act (the "Act").

     Under the proposed reorganization, Dobson Holdings shall acquire all of the outstanding Class A Common Stock, Class C Non-Voting Common Stock and Class B Convertible Preferred Stock of Dobson Communications. In exchange, the holders of the Class A Common Stock and Class B Convertible Preferred Stock of Dobson Communications shall receive equivalent shares of stock of Dobson Holdings. The holders of the Class C Non-Voting Common Stock of Dobson Communications shall receive 100,000 shares of Class A Preferred Stock of Dobson Holdings. In addition, Dobson Holdings shall assume all outstanding options to purchase shares of Class B

Non-Voting Common Stock of Dobson Communications. As a result, Dobson Holdings will be the parent company of Dobson Communications.

     For financing purposes, it is necessary to separate certain of the subsidiaries from the other subsidiaries (herein "Other Subsidiaries"). To do this, the stock of the Other Subsidiaries will be distributed to Dobson Holdings, so that Dobson Communications shall be the holding company for only those remaining subsidiaries not transferred under this Agreement. The Other Subsidiaries referenced herein are set forth at paragraph 3A of this Agreement.

     For practical reasons, Dobson Communications will change its corporate name to Dobson Operating Company and Dobson Holdings will change its corporate name to Dobson Communications Corporation. The final structure of the proposed reorganized reorganization is set forth as Exhibit "B" to this Agreement.

     The commencement of business in the reorganized organizational form will take place at the close of business, February ___, 1997 (called "Effective Date"). The changes in the corporate structure are to be accomplished at various times prior to the Effective Date.

                           AGREEMENT AMONG THE PARTIES

     In order to consummate the above Plan of Reorganization and in consideration of the mutual benefits to be derived and the mutual agreements contained, the Shareholders, Dobson Communications and Dobson Holdings approve and adopt this Agreement and Plan of Reorganization and mutually covenant with each other as follows:

1.   SHARES TO BE TRANSFERRED AND SHARES TO BE ISSUED.

     A. The share exchange is to take place on February ___, 1997 (called "Closing Date") at 4:30 p.m. CST in the offices of Dobson Communications in Oklahoma City, Oklahoma.

     B. On the Closing Date, the Shareholders shall transfer to Dobson Holdings, Certificates for the number of shares of Dobson Communications stock described below, which in the

                     AGREEMENT AND PLAN OF REORGANIZATION
          aggregate shall represent all of the outstanding Class A Common Stock, Class C Non-Voting Common Stock and Class B Preferred Stock of Dobson Communications Corporation. The certificates shall be duly endorsed in blank by the Shareholders.

          (1)  Dobson CC Limited Partnership
               469,998 shares,
               Class A Common Stock, $1.00 par value;

          (2)  Russell L. Dobson
               3,154 shares,
               Class A Common Stock, $1.00 par value;

          (3)  Fleet Equity Partners VI, L.P. ("FEPVI")
               29,762 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (4)  Fleet Venture Resources, Inc. ("FVR")
               69,446 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (5)  Kennedy Plaza Partners  ("KPP")
               792 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (6)  Dobson Telephone Company, Inc.
               470,020 shares,
               Class C Non-Voting Common Stock, $1.00 par value.

     C. In exchange for stock of Dobson Communications being transferred to it pursuant to the preceding paragraph, Dobson Holdings shall, on the Closing Date and contemporaneously with the transfer of the stock to it, issue and deliver to such Shareholders the number of shares of Dobson Holdings specified and described below.

          (1)  Dobson CC Limited Partnership
               469,998 shares,

                     AGREEMENT AND PLAN OF REORGANIZATION

               Class A Common Stock, $1.00 par value;

          (2)  Russell L. Dobson
               3,154 shares,
               Class A Common Stock, $1.00 par value;

          (3)  Fleet Equity Partners VI, L.P. ("FEPVI")
               29,762 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (4)  Fleet Venture Resources, Inc. ("FVR")
               69,446 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (5)  Kennedy Plaza Partners  ("KPP")
               792 shares,
               Class B Convertible Preferred Stock, $1.00 par value;

          (6)  Dobson Telephone Company, Inc.
               100,000 shares,
               Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value.


     D. In addition, Dobson Holdings shall assume the following options to purchase the prescribed shares of Class B Non-Voting Common Stock of Dobson Communications:

          (1)  Justin Jaschke
               833 shares,
               Class B Non-Voting Common Stock;

          (2)  G. Edward Evans
               6033 shares,
               Class B Non-Voting Common Stock;

          (3)  Bruce Knooihuizen
               7541 shares,
               Class B Non-Voting Common Stock.

                     AGREEMENT AND PLAN OF REORGANIZATION

2.   CORPORATE ORGANIZATION OF THE COMPANY.

     A. Dobson Holdings is to be formed for the purposes of carrying out this share exchange and Plan of Reorganization. Dobson Holdings has been formed and is to maintain its Certificate of Incorporation in a form to provide that the nature of the business or purposes to be conducted or promoted is for the corporation to engage in any lawful act or activity for which corporations may be organized under the General Corporation Act of Oklahoma.

     B. The Bylaws to be adopted by Dobson Holdings are to be substantially the same as those presently in effect for Dobson Communications.

     C. The Certificate of Designations, Preferences and Relative and Other Special Rights, and Qualifications, Limitations and Restrictions of Class B Convertible Preferred Stock to be filed with the Oklahoma Secretary State by Dobson Holdings is to be substantially the same as the one filed by Dobson Communications, less the "Make-Whole" provisions.

     D. The original directors of Dobson Holdings will be the same directors presently serving as directors of Dobson Communications.

     E. The initial officers of Dobson Holdings will be the same or substantially the same as those presently serving as officers of Dobson Communications.

     F. The Parties to this Agreement shall enter into a Shareholders' Agreement in the form as attached hereto, and Dobson Holdings and Dobson Communications will amend the Securities Purchase Agreement in the form as attached hereto.

     G. Upon completion of the reorganization and in recognition of assumption by Dobson Communications of the Trust Loans as defined in that certain Shareholders' Agreement dated March 19, 1996, among Dobson Communications, FEPVI, FVR and KPP, and to satisfy the Make-Whole provisions of the

                     AGREEMENT AND PLAN OF REORGANIZATION
          same Shareholders' Agreement, FEPVI, FVR and KPP will be issued 100,000 shares of Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock of Dobson Holdings, with the rights and preferences as set forth in Exhibit "C".

     H. The Certificate of Designations, Preferences and Relative and Other Special Rights, and Qualifications, Limitations and Restrictions of Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock to be filed with the Oklahoma Secretary State by Dobson Holdings is to be in the form attached hereto as Exhibit "D".

3.   REALIGNMENT OF PRESENT SUBSIDIARIES

     A. The Other Subsidiaries of Dobson Communications will become subsidiaries of Dobson Holdings based upon a transfer to Dobson Holdings of all the outstanding stock of such subsidiaries owned by Dobson Communications on the Effective Date. The following list of subsidiaries will become subsidiaries of Dobson Holdings:

               (1)  Logix Communications Corporation;
               (2)  Dobson Wireless, Inc.;
               (3)  DCC PCS, Inc.;
               (4)  Western Financial Services Corp.;
               (5)  Dobson Network Management, Inc.;
               (6)  Call Center and Client Outreach Services, Inc.;
               (7)  Dobson Fiber/Forte of Colorado, Inc.;
               (8)  Dobson Wireless Cable, Inc.

4.   CHANGE OF CORPORATE NAMES AND OTHER MATTERS.

     A. The officers, directors and shareholders of Dobson Communications shall take the necessary steps to change the corporate name of Dobson Communications Corporation to Dobson Operating Company.

     B. The officers and directors of Dobson Holdings shall take the necessary steps to change the corporate name of Dobson Holdings Corporation to Dobson Communications Corporation.

                     AGREEMENT AND PLAN OF REORGANIZATION

     C. Upon completion of the reorganization, all outstanding shares of capital stock of Dobson Operating Company (except 100 shares of Class A Common Stock) shall be surrendered and canceled.

     D. The changes in corporate structure and other matters contained herein may take place in a different sequence than set forth in this Agreement. Such changes in sequence shall not have any effect on the overall objectives of this Agreement.

5.   MAINTENANCE OF BUSINESS OPERATIONS.

     After the reorganization is effective, the officers and directors of Dobson Holdings, Dobson Communications, and all subsidiaries will cause the business entities to:

     A. Carry on their businesses in substantially the same manner as they have previously and not introduce material new methods of management, operation or accounting;

     B. Maintain their properties and facilities in good working order and condition;

     C. Perform all their material obligations under agreements relating to or affecting their assets, properties and rights;

     D. Keep in full force and effect present insurance policies and other comparable insurance coverage and add such coverage for Dobson Holdings as needed;

     E. Keep in full force and effect the current pension plan and other employee benefit plans; and

     F. Use their best efforts to maintain and preserve the current business organizations, retain the present employees and maintain the relationship with suppliers, customers and others having business relations with Dobson Holdings and its subsidiaries.

                     AGREEMENT AND PLAN OF REORGANIZATION

6.   VOLUNTARY SHARE EXCHANGE.

     The Shareholders agree and are informed that this transaction by which Dobson Holdings is to acquire the outstanding Class A Common Stock, Class B Non-Voting Common Stock (per the outstanding options), Class C Non-Voting Common Stock and Class B Preferred Stock of Dobson Communications Corporation is through a voluntary share exchange as permitted under the provisions Section
Section 1090.1 (F) of the Act and the parties agree and intend that all other provisions of Section Section 1090.1 of the Act do not apply to this transaction which is intended to and constitutes a voluntary share exchange.


7.   FEDERAL COMMUNICATIONS COMMISSION APPROVAL.

     This Agreement shall be dependent upon any Federal Communications Commission ("FCC") approval, as may be required, of the acts set forth herein.

8.   COUNTERPARTS.

     This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

9.   ENTIRE AGREEMENT.

     This Agreement (including the Exhibits thereto) constitutes the entire agreement and understanding between the parties and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by all parties.

10.  BINDING EFFECT.

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and successors and heirs and legal representatives of the parties hereto.

     This Agreement is executed as of the day and year first above stated.

                     AGREEMENT AND PLAN OF REORGANIZATION

                              DOBSON COMMUNICATIONS CORPORATION

                              By: /s/  EVERETT R. DOBSON
                                 ------------------------------
                                   Everett R. Dobson
                                      President

                              DOBSON HOLDINGS CORPORATION

                              By: /s/  EVERETT R. DOBSON
                                 ------------------------------
                                   Everett R. Dobson
                                      President

                              SHAREHOLDERS:

                              DOBSON CC LIMITED PARTNERSHIP


                              By: /s/  EVERETT R. DOBSON
                                 ------------------------------
                                   Everett R. Dobson
                                      President

                              DOBSON TELEPHONE COMPANY, INC.


                              By: /s/  EVERETT R. DOBSON
                                 ------------------------------
                                   Everett R. Dobson
                                     President


                              By: /s/  RUSSELL L. DOBSON
                                 ------------------------------
                                   RUSSELL L. DOBSON

                     AGREEMENT AND PLAN OF REORGANIZATION

                              FLEET VENTURE RESOURCES, INC.


                              By: /s/  THADEUS J. MOCARSKI
                                 ------------------------------
                                   Thadeus J. Mocarski
                                   Senior Vice President

                              FLEET EQUITY PARTNERS VI, L.P.


                              By: /s/  THADEUS J. MOCARSKI
                                 ------------------------------
                                   Thadeus J. Mocarski
                                   Senior Vice President
                                   Fleet Growth Resources II, Inc.
                                   General Partner


                              KENNEDY PLAZA PARTNERS


                              By: /s/  THADEUS J. MOCARSKI
                                 ------------------------------
                                   Managing Partner


                     AGREEMENT AND PLAN OF REORGANIZATION
                                    PAGE 11